UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2015

NANOSTRING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, the board of directors of NanoString Technologies, Inc. (the “Company”), upon recommendation from the nominating and corporate governance committee of the Company’s board of directors, voted to appoint Robert M. Hershberg, M.D., Ph.D., as a director of the Company, effective immediately. Dr. Hershberg was appointed as a Class I director with a term expiring at the Company’s 2017 annual meeting of stockholders. Dr. Hershberg was also appointed to the nominating and corporate governance committee of the Company’s board of directors.

There are no transactions and no proposed transactions between Dr. Hershberg (or any member of his immediate family) and the Company (or any of its subsidiaries), and there is no arrangement or understanding between Dr. Hershberg and any other person or entity pursuant to which Dr. Hershberg was appointed as a director of the Company.

Dr. Hershberg will participate in the Company’s standard compensation plan for non-employee directors, including an initial stock option grant, which was granted to Dr. Hershberg on March 2, 2015.

Following Dr. Hershberg’s appointment to the nominating and corporate governance committee of the Company’s board of directors, the membership on the three standing committees of the board of directors is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Greg Norden (chairman)	Nicholas Galakatos, Ph.D. (chairman)	Chad Waite (chairman)
Chad Waite	Chad Waite	Nicholas Galakatos, Ph.D.
William D. Young		Robert M. Hershberg, M.D., Ph.D.
William D. Young

A press release announcing Dr. Hershberg’s appointment to the board of directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	NanoString Technologies, Inc. Press Release dated March 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSTRING TECHNOLOGIES, INC.

Date: March 3, 2015	By:	/s/ James A. Johnson
James A. Johnson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	NanoString Technologies, Inc. Press Release dated March 3, 2015